UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2011

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2011, MagnaChip Semiconductor S.A. (the “Company”), a wholly-owned subsidiary of MagnaChip Semiconductor Corporation, entered into a securities purchase agreement (the “Purchase Agreement”) with Avenue Special Situations Fund V, L.P., Avenue International Master, L.P., Avenue Investments, L.P. and Avenue-CDP Global Opportunities Fund, L.P. (collectively, the “Selling Securityholders”), which are investment funds affiliated with Avenue Capital Management II, L.P., pursuant to which the Company purchased $35 million aggregate principal amount of the outstanding 10.500% Senior Notes due 2018 of the Company and MagnaChip Semiconductor Finance Company (the “Notes”) held by the Selling Securityholders. Funds affiliated with Avenue Capital Management II, L.P. and the Selling Securityholders (collectively, “Avenue”) beneficially own a majority of the outstanding common stock of MagnaChip Semiconductor Corporation. The purchase price paid to the Selling Securityholders for the Notes was $1,090 per $1,000 principal amount of Notes, plus accrued and unpaid interest on the Notes through May 16, 2011 of $316,458.33, for an aggregate amount paid to the Selling Securityholders of $38,466,458.33.

The Purchase Agreement contains customary representations, warranties and covenants among the Company and the Selling Securityholders, including an indemnity by the Company to the Selling Securityholders in connection with losses arising out of the breach of certain representations, warranties and organizational documents of the Company and violations of certain laws.

The Purchase Agreement and related transactions were approved by a special committee of the Board of Directors of MagnaChip Semiconductor Corporation consisting of disinterested directors unaffiliated with Avenue. Such special committee retained Duff & Phelps, LLC, an investment banking and financial advisory firm, to serve as its independent financial advisor with respect to the transaction. Duff & Phelps, LLC provided a written fairness opinion to such special committee.

The above description of certain terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached hereto as Exhibit 10.61 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2011	MAGNACHIP SEMICONDUCTOR CORPORATION

	By:	/s/ Margaret Sakai
	Name:	Margaret Sakai
	Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description of Exhibit

10.61	Securities Purchase Agreement, dated as of May 11, 2011, by and among MagnaChip Semiconductor S.A. and the selling securityholders named on the signature pages thereto.